                                                                    Exhibit 11.1

                        ENTEX Information Services, Inc.
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                 (Dollars in thousands, except per share data)

                                                 Unaudited
                                       Three months      Three months
                                          ended             ended                             Year ended
                                       --------------- ----------------  ------------------------------------------------------
                                       September 28,    September 29,     June 29,      June 30         July 2,     July 3,
                                           1997              1996          1997          1996           1995         1994
                                       -------------   ---------------   --------      --------        -------      -------
Weighted average number of
  common shares outstanding               31,014,425     32,357,840      34,005,738    31,348,340     31,333,300      28,053,165

Common equivalent shares from stock
  options and warrants using the
    treasury stock method                  2,721,780             --       1,290,697            --             --              --
                                       -------------    -----------     -----------   -----------   ------------    ------------
Shares used in computing earnings
  per share                               33,736,205     32,357,840      32,399,062    31,348,340     31,333,300      28,053,165
                                        ============    ===========     ===========   ===========   ============    ============

Net income (loss)                       $      4,700    $    (5,808)    $     1,544  $    (25,676)  $    (29,254)   $     (3,321)
                                        ============    ===========     ===========  ============   ============    ============

Primary and fully diluted earnings
  per share                             $       0.14    $     (0.18)    $      0.04  $      (0.82)  $      (0.93)   $      (0.12)
                                        ============    ===========     ===========  ============   ============    ============